EXHIBIT INDEX


EXHIBIT A:  Attachment to item 77B:     Accountant's report on internal
                                        control

EXHIBIT B:  Attachment to item 77Q1:    Amended and Restated By-Laws

----------------------------------------------------------------------


EXHIBIT A:

Report of Independent Accountants

To the Shareholders and Board of Directors of The Mexico Equity and Income Fund, Inc.

In planning and performing our audit of the financial statements of The Mexico Equity and Income Fund, Inc. (the "Fund") for the year ended July 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 1998.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission.

PricewaterhouseCoopers LLP
New York, New York

September 22, 1998





EXHIBIT B:

                     THE MEXICO EQUITY AND INCOME FUND, INC.

                          Amended and Restated By-Laws

                                 June 30, 1998





                                    ARTICLE I

                                   Stockholders

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held during the month of May, or such other month as the Board of Directors may select, in each year, on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 50% of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article and By-Law to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding sixty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting and Inspectors. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.

All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

Section 9. Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

Section 10. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 11.    Matters To Be Acted On at Stockholders Meetings

(a)  Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only if made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this
Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owners, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owners, if any, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (a)(2) of this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.


(b) Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(2) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (x) has given timely notice thereof meeting the requirements of Section 11(b)(3), (y) is a stockholder of record at the time of giving of such notice, and (z) is entitled to vote at the meeting.

(3) To be timely, a stockholder's notice referred to in Section 11(b)(2) must have been delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owners, if any, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, if any.


(c) Declaration Regarding Improper Business. The Chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                               ARTICLE II

                            Board of Directors

Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not more than fourteen Directors or less than the number prescribed by the Maryland General Corporation Law, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.

Section 2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualifies.

Section 3. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than the number prescribed by the Maryland General Corporation Law.

Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

Section 6. Special Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that if the Board of Directors consists of two or more Directors, a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

Section 8. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee to consist of such number of Directors as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

Section 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of such number of Directors (which may be as few as one) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

Section 10. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Subject to the provisions of the Investment Company Act of 1940, as amended, participation in a meeting by these means constitutes presence in person at the meeting.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 12. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager, investment adviser or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors. Notwithstanding anything herein to the contrary, the Corporation may reimburse any Director for travel expenses incurred by such Director to the extent such expenses relate to attendance at meetings of the Board of Directors or any committee thereof.


                                 ARTICLE III

                                  Officers

Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman (who shall be a Director) and shall include a President (who shall be a Director), one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

Section 4. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.


                                 ARTICLE IV

                                Capital Stock

Section 1. Certificates for Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


                                  ARTICLE V

                                Corporate Seal

The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


                                 ARTICLE VI

                          Fiscal Year and Accountant

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountants shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting.



                                  ARTICLE VII

                                Indemnification

The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law.



                                 ARTICLE VIII

                              Amendment of By-Laws

The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by stockholders.